                                                                   EXHIBIT 10.26

                               SUPPLY AGREEMENT


This Agreement is made between:

ZONAGEN INC, a corporation organized and existing under the laws of Delaware, with offices at 2408 Timberloch Place, B 4, The Woodlands, TEXAS 77380, USA

                                                                       "ZONAGEN"

AND
---

PLASTO S.A. (SYNKEM DIVISION), a company organized and existing under the laws of France with registered offices at 47 Rue de Longvic, 21300 CHENOVE, FRANCE

                                                                        "SYNKEM"


                                    WHEREAS
                                    -------

1) ZONAGEN owns patent rights relating to the use of phentolamine mesylate in the treatment of erectile dysfunctions;

2) Pursuant to a contract signed in November 1995, SYNKEM supplied ZONAGEN with three validation batches of that compound in bulk form for the purpose of supporting an IND application.

3) ZONAGEN is now preparing the launch of the pharmaceutical product made from that compound in several countries.

4) SYNKEM is willing to supply Phentolamine Mesylate in bulk form to ZONAGEN upon the terms and conditions hereof.

              NOW, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:
              --------------------------------------------------


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

"COMPOUND"          means Phentolamine Mesylate in bulk form;

"FINISHED PRODUCT"  means the product in finished pharmaceutical form manufactured from the COMPOUND supplied hereunder;

"USP/NF" means the US Pharmacopoeia-23/National Formulary-18, as may be amended, and any succeeding regulation or law;

"FORCE MAJEURE"     means, in relation to either party, any circumstances beyond the reasonable control of that party and not caused by such party (including, without limitation, governmental orders or restriction, war, warlike condition, revolution, riot, internal or external strike, lock out, other forms of industrial action, fire, flood);

"CONTROL"           means the ability to direct the affairs of another whether by virtue of contract, ownership of shares or otherwise


                                   ARTICLE 2

                                    SUPPLY
                                    ------

          2.1 During the term of this Agreement, SYNKEM shall supply ZONAGEN with such quantities of the COMPOUND meeting the requirements of USP/NF as will be ordered by ZONAGEN in accordance with the provisions hereof.

          2.2 Each order shall be placed by ZONAGEN no less than nine months before the requested delivery date.

          2.3 Each order shall amount to a whole number of batches of the COMPOUND. One batch of the COMPOUND amounts to approximately 120 kg, being understood that the precise quantity corresponding to one batch might vary slightly from one batch to another because of differences in the yield of each manufacturing run.

          2.4 All consignments of the COMPOUND shall be governed by the "CIP HOUSTON" 1990 ICC INCOTERM, including, without limitation, its provisions for the passing of risks.

          2.5  Each batch of COMPOUND shall be accompanied by:

     * an analytical certificate prepared by SYNKEM showing the actual analytical data and the COMPOUND's batch number;

     * a quality release statement certifying that the COMPOUND meets the requirements of the USP/NF and that manufacturing and control records were reviewed in accordance with GMP.

                                   ARTICLE 3

                                 PRICE-PAYMENT
                                 -------------

          3.1 The price for the first 1,000 kilograms of the COMPOUND supplied hereunder shall be US$1,800.00 per kilogram; the price for the second 1,000 kilograms of the COMPOUND supplied hereunder shall be US$1,600.00 per kilogram.

          After such amounts have been delivered, the parties shall negotiate diligently and in good faith a price for further amounts to be delivered hereunder taking into account changes in the dollar/franc exchange rate, changes in the costs of production and prices charged by third parties for the COMPOUND. If despite such good faith negotiations the parties are unable to agree upon a price, either party may terminate this Agreement by notifying the other party in writing.

          Notwithstanding the above provisions: (i) SYNKEM may at any time request good faith renegotiation of the supply price if the exchange rate between USD and FRF falls short of FRF 5.50 to USD 1 according to the latest monthly average rate quoted by BFCE Multidevise Database. If despite such good faith negotiations the parties are unable to agree upon a price, either party may terminate this Agreement by notifying the other party in writing.

          (ii) ZONAGEN may at any time request good faith renegotiation of the supply price if the exchange rate between USD and FRF exceeds FRF 6 to USD 1 according to the latest monthly average rate quoted by BFCE Multidevise Database. If despite such good faith negotiations the parties are unable to agree upon a price, either party may terminate this Agreement by notifying the other party in writing.

          3.2 ZONAGEN shall pay each consignment of the COMPOUND by bank transfer in US Dollars:

     *    25% shall be paid upon ordering the relevant consignment of COMPOUND;

     * 75% shall be paid within 30 calendar days of the end of the month during which the relevant invoice was received. If ZONAGEN has not received the COMPOUND consignment by the time the relevant invoice is due to be paid, payment may be postponed by ZONAGEN until it receives the relevant COMPOUND consignment but in no case shall such delay in payment exceed thirty calendar days from the date payment was initially due.


                                   ARTICLE 4

                               EXCLUSIVE RIGHTS
                               ----------------

          4.1 During the term of this Agreement, SYNKEM shall refrain from entering into agreements to directly or indirectly supply the COMPOUND to a third party.

          4.2 During the term of this Agreement, ZONAGEN shall purchase all its requirements of the COMPOUND from SYNKEM and shall refrain from manufacturing the COMPOUND or having the same manufactured by a third party.

          Notwithstanding the foregoing, if at any time and for any reason SYNKEM is unable to supply ZONAGEN with sufficient COMPOUND to satisfy ZONAGEN's requirements, ZONAGEN may purchase from third parties any amount of COMPOUND it requires in excess of that which can be supplied by SYNKEM.


                                   ARTICLE 5

                         MINIMUM PURCHASE REQUIREMENTS
                         -----------------------------

          For each calendar year during the term of this Agreement, ZONAGEN commits itself to purchase the following minimal amounts of the COMPOUND from
SYNKEM:

          1997:  one (1) batch
          1998:  two (2) batches

          ZONAGEN shall place orders totaling a minimum of 1000 Kilograms of the COMPOUND (including the amounts ordered in 1997 and 1998) by no later than June 30, 1999.

          2000 and 2001: three (3) batches per calendar year; if for any reason, ZONAGEN does not wish to be supplied with all or part of such quantities of the COMPOUND, it shall pay to SYNKEM the sum corresponding to the number of kilograms concerned multiplied by the then applicable supply price.

                                   ARTICLE 6

                           MANUFACTURING REQUIREMENTS
                           --------------------------

          6.1  SYNKEM shall manufacture the COMPOUND in accordance with cGMP.

          6.2 SYNKEM shall retain a sample of each batch of COMPOUND produced and, upon request, shall make such sample available to ZONAGEN. The retained sample shall consist of at least twice the quantity necessary for all tests required to determine whether the COMPOUND meets the requirements of the USP/NF. The retained sample shall be kept under the same conditions as those under which stocks of the COMPOUND are stored in SYNKEM's facilities.

          For each batch, the sample shall be retained by SYNKEM for a period expiring at the earliest one year after the expiration date of the last lot of FINISHED PRODUCT containing that batch of the COMPOUND.

          6.3 SYNKEM shall maintain records to ensure its ability to perform a complete lot history via lot tracing of the COMPOUND.

          6.4 SYNKEM shall keep on file all manufacturing records and analytical results pertaining to the manufacture of each batch of the COMPOUND for a period expiring not earlier than one year after the expiration date of the last lot of FINISHED PRODUCT manufactured with that batch of COMPOUND. SYNKEM shall make such records available to ZONAGEN or regulatory authorities for inspection on request.


                                   ARTICLE 7

                            REGULATORY OBLIGATIONS
                            ----------------------

          7.1 Upon request, SYNKEM shall issue letters authorizing registration authorities to cross-refer to Drug Master Files ("DMFs") relating to the COMPOUND under the possession or control of SYNKEM which are submitted to governmental authorities for SYNKEM's manufacturing site(s). SYNKEM shall keep such DMFs up to date.

          7.2 If requested by regulatory authorities or by ZONAGEN, SYNKEM shall accept and permit an inspection, at reasonable time and upon reasonable prior notice, of its facilities where the COMPOUND is manufactured or stored and of the manufacturing records pertaining to the manufacture of the COMPOUND.

          7.3  Regarding inspections requested and made by ZONAGEN:

          * ZONAGEN shall, before making any such inspection, give full details of the reason of such inspection and of all matters which will be dealt with during such inspection. This information shall be provided to SYNKEM in written form.

          * Any information which may come to ZONAGEN's knowledge during such inspection shall be subject to the secrecy provisions of Article 14.


                                   ARTICLE 8

                    WARRANTY, LIABILITY AND INDEMNIFICATION
                    ---------------------------------------

          8.1 SYNKEM warrants that the COMPOUND manufactured and supplied hereunder shall meet the requirements of the USP/NF. SYNKEM DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

          8.2 Subject to Clause 8.3, ZONAGEN's EXCLUSIVE REMEDY FOR ANY FAILURE OF THE COMPOUND TO MEET THE REQUIREMENTS OF THE USP/NF SHALL BE THE REPLACEMENT OR REFUND PURSUANT TO CLAUSE 9.2. IN NO CASE SHALL SYNKEM BE LIABLE TO ZONAGEN FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          8.3 a) SYNKEM shall indemnify and hold ZONAGEN harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) arising out of third party claims based upon failure by SYNKEM to supply COMPOUND in accordance with the specifications set forth in the USP/NF, such failure to be acknowledged as the cause of the third party's damage by a court of competent jurisdiction, an arbitrator appointed pursuant to
Article 17 or the parties hereto by mutual written agreement.

          b) SYNKEM shall not be liable hereunder for failure of the COMPOUND to meet the specifications set forth in the USP/NF if ZONAGEN has not tested the COMPOUND pursuant to Clause 9.1 before using the same or selling the FINISHED PRODUCT made from the COMPOUND or if, despite such tests evidencing a failure of COMPOUND to meet such specifications, ZONAGEN has decided to use it or sell the FINISHED PRODUCT made from such COMPOUND.

          8.4 ZONAGEN shall indemnify and hold SYNKEM harmless from and against any and all liability, damage, cost and expenses (including reasonable attorneys' fees) arising out of third party claims other than those based upon failure by SYNKEM to supply COMPOUND in accordance with the specifications set forth in the USP/NF, including without limitation faulty manufacture, labeling or promotion of the FINISHED PRODUCT by ZONAGEN or its sub contractors or licensees.

          8.5 ZONAGEN warrants and represents that the manufacture and supply of COMPOUND hereunder shall not infringe any patent and ZONAGEN shall indemnify and hold SYNKEM harmless against all judgements, decrees, cost and expenses (including reasonable attorneys' fees) resulting from any alleged infringement. However, this shall not apply if and to the extent that the manufacturing process (or portion thereof) has been designed by SYNKEM and infringes a third party patent claiming such process.

          8.6 IN NO CASE SHALL ZONAGEN BE LIABLE TO SYNKEM FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          8.7 THE EXCLUSION OF INDIRECT, INCIDENTAL AND CONSEQUENTIAL DAMAGES SET FORTH IN CLAUSES 8.2 AND 8.6 SHALL NOT APPLY IN THE CASE OF THIRD PARTY CLAIMS AS PROVIDED FOR IN THE HOLD HARMLESS PROVISIONS CONTAINED IN CLAUSES 8.3(a), 8.4 and 8.5.

          8.8 The indemnities set forth in this Article 8 are subject to the condition that the party seeking indemnity notifies the other party (the "Indemnifying Party") without delay of the bringing or threat of any claim or legal proceedings against or involving or implicating the Indemnifying Party and:

          a) abide by such reasonable instructions as the Indemnifying Party may issue concerning the conduct of such claim or the defense of such proceedings; and

          b) does not make without the Indemnifying Party's express written consent any admission of liability to a claimant or plaintiff or his, her or its legal representative or insurer in respect of such claim, threatened claim, proceedings or threatened proceedings; and

          c) does not make without the Indemnifying Party's express written consent any settlement or compromise of such claim, threatened claim, proceedings or threatened proceedings.


                                   ARTICLE 9

                              DEFECTIVE COMPOUND
                              ------------------

          9.1 a) Upon delivery, ZONAGEN shall inspect the COMPOUND according to the relevant analytical methods set forth in the USP/NF. If the COMPOUND delivered does not conform with the specifications of the USP/NF, ZONAGEN may reject such COMPOUND by notifying SYNKEM within thirty days from the date of delivery to ZONAGEN.

          b) Hidden defects not revealed by the above inspection which cause the COMPOUND not to conform with the specifications of the USP/NF shall be notified to SYNKEM immediately upon discovery. In such event, ZONAGEN may reject such COMPOUND by notifying SYNKEM within thirty (30) days from the date of such discovery.

          9.2 After the consultation and agreement among the parties, the quantity of COMPOUND which was rejected under Clause 9.1 ("Defective COMPOUND") shall be replaced by SYNKEM with the same quantity of COMPOUND which meets the specifications of the USP/NF by one of the following procedures which is acceptable to ZONAGEN:

          a) SYNKEM shall, at no additional cost to ZONAGEN, reprocess the Defective COMPOUND within such period of time as will be reasonably agreed upon by the parties by following a reworking procedure acceptable to ZONAGEN and in compliance with SYNKEM's DMF for the COMPOUND.

               Any loss of COMPOUND resulting from this procedure shall, if such substance had been already paid by ZONAGEN, be replaced by an equivalent quantity of new COMPOUND which conforms with the specifications of the USP/NF or give rise to a compensation by SYNKEM for the COMPOUND lost at the applicable price (as specified in Clause 3.1), at ZONAGEN's option.

          b) SYNKEM shall carry out new production of the COMPOUND at no additional cost to ZONAGEN within such period of time as will be reasonably agreed upon by the parties.

          c) In the event that ZONAGEN destroys or disposes of the defective COMPOUND (or FINISHED PRODUCT containing the defective COMPOUND), this shall be done in full compliance with local and national laws and regulations.


                                  ARTICLE 10

                                   INSURANCE
                                   ---------

          10.1 At all times this contract is in effect, each of ZONAGEN and SYNKEM shall maintain product liability insurance in an amount of not less than ten million dollars (USD 10,000,000) in the case of ZONAGEN or one hundred and fifty million French Francs (FF 150,000,000) in the case of SYNKEM so as to cover any liability it may incur pursuant to Article 8.

          10.2 Each party hereto shall upon request at all reasonable times provide the other with a certificate of insurance as evidence of such insurance. In the event that such insurance is significantly reduced or restricted, terminated or otherwise not renewed, the affected party shall immediately notify the other.


                                  ARTICLE 11

                                     TERM
                                     ----

          This Agreement shall come into effect on the date of its complete signature by both parties and, subject to the provisions for anticipatory termination herein contained, shall remain in force for an initial term of five years.

          It shall thereafter continue for consecutive one year periods unless and until terminated by either party giving not less than twelve (12) months' prior written notice, such notice to be effective at the end of the initial term or at the end of any subsequent one year term.


                                  ARTICLE 12

                           ANTICIPATORY TERMINATION
                           ------------------------

          12.1 If either party shall at any time fail to abide by any of the provisions of this Agreement, the other party shall have the right to terminate this Agreement on thirty (30) days' prior written notice to the defaulting party specifying the default complained of, provided, however, if said defaulting party cures the default complained of within the said thirty (30) day period, the Agreement will continue in full force and effect as if no default had occurred.

          12.2 Either party may terminate this Agreement at any time by giving written notice with immediate effect to the other party if:

          a) the other party is declared bankrupt or insolvent. or makes an assignment for the benefit of creditors, or if a receiver is appointed, or any procedures are commenced, voluntary or involuntarily, by or against a party under any bankruptcy or similar law and such procedure is not dismissed within sixty days of its commencement; or if

          b)   there is a change in CONTROL of the other party.

                                  ARTICLE 13

                          CONSEQUENCES OF TERMINATION
                          ---------------------------

          Upon termination of this Agreement pursuant to its provisions or the provisions of the applicable law:

          13.1 SYNKEM shall manufacture and supply those quantities of the COMPOUND ordered by ZONAGEN prior to such termination and ZONAGEN shall pay the relevant price for such COMPOUND;

          13.2 The parties shall be relieved from the exclusivity obligations set forth in Article 4.

          13.3 Termination shall be without prejudice to (i) any remedies which either party may then or thereafter have under this Agreement or at law or in equity (including without limitation possible damages) and (ii) either party's right to obtain performance of any obligation provided for in this Agreement which survives termination by its terms or by a fair interpretation thereof.

          13.4 Termination shall not relieve the parties of their obligations that would survive termination by a reasonable interpretation of this Agreement including Articles 8, 14 and 17.


                                  ARTICLE 14

                                    SECRECY
                                    -------

          14.1 Each party hereto ("RECIPIENT") agrees that, during the continuance of this Agreement and for five years after termination hereof for any reason, it will (i) maintain the confidentiality of any and all proprietary or confidential information disclosed by the other party ("DISCLOSER") and (ii) refrain from using the same except for the purpose of implementing this Agreement, unless that information (i) is or becomes public knowledge through no breach hereof or (ii) was in RECIPIENT's possession prior to disclosure by DISCLOSER and was not obtained directly or indirectly from DISCLOSER or (iii) is lawfully acquired from a third party who did not obtain it directly or indirectly from DISCLOSER.

          14.2 RECIPIENT shall, on demand on termination of this Agreement for any reason provided by this Agreement or by law, return to DISCLOSER all documents and other tangible mediums of expression embodying DISCLOSER's INFORMATION and shall keep no summary or copy thereof except for one copy to be retained in DISCLOSER's confidential files for evidence purposes.

                                  ARTICLE 15

                                 FORCE MAJEURE
                                 -------------

          15.1 Should either party be affected by FORCE MAJEURE, it shall without delay notify the other party of the nature and extent thereof.

          15.2 Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance, is due to any recognized FORCE MAJEURE of which it has notified the other party, and the time of performance for that obligation shall be extended accordingly.


                                  ARTICLE 16

                                 GOVERNING LAW
                                 -------------

          This Agreement shall be governed by and construed in accordance with the laws of the state of New York without reference to choice of law principles. For the avoidance of doubt, the UN Convention on international sale of goods shall not govern this Agreement.

                                  ARTICLE 17

                                  ARBITRATION
                                  -----------

          Any claim, controversy or dispute arising between the parties hereto in connection with or with respect to the subject matter hereof which is not resolved through mutual good faith efforts and negotiation shall be settled by final and binding arbitration conducted in New York City in accordance with and by one arbitrator appointed pursuant to the Rules of Arbitration of the International Chamber of Commerce then in effect, and judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction thereof, and all rights and remedies of the parties hereto to the contrary are hereby expressly waived. Neither party shall seek, nor shall the arbitrator be empowered to award, punitive and/or exemplary damages to either party. Each of the parties acknowledges that New York City is a convenient forum. The arbitrator shall have the power to apportion the costs and expenses of the arbitrator as well as out of pocket, legal, accounting and/or other direct costs relating or incident to an arbitration hereunder between the parties in such percentages as the arbitrator may determine, including without limitation, charging the non-prevailing party with the full amount of such costs and expenses.

                                  ARTICLE 18

                               ENTIRE AGREEMENT
                               ----------------

          18.1 This Agreement shall exclude all of SYNKEM's general terms and conditions of supply and all of ZONAGEN's general terms and conditions of purchase.

          18.2 This Agreement expresses the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior offers, negotiations, agreements and correspondence. For the avoidance of doubt the Secrecy Agreement of September 14, 1994 between ZONAGEN and LABORATORIES FOURNIER S.C.A. is not affected by this Agreement.


                                  ARTICLE 19

                                  ASSIGNMENT
                                  ----------

          No party hereto may assign its rights or obligations hereunder without prior written consent of the other party.


                                  ARTICLE 20

                                  AMENDMENTS

          No amendment, changes, modifications or alterations of the terms and conditions of this Agreement shall be effective unless in writing and duly executed by both parties.


                                   ARTICLE 21

                                    NOTICES
                                    -------

          Any notices or other communication to be given by one party to the other pursuant to this Agreement shall be in writing and shall be given by sending the same by registered letter, express courier, telex, cable or facsimile transmission to the address of the relevant party as set out below or such other address as the addressee may notify the addressor in writing from time to time.


          PLASTO SA (SYNKEM DIVISION)       ZONAGEN INC
          47 rue de Longvic                 2406 Timberloch Place, B 4
          21300 CHENOVE                     The Woodlands, TEXAS 77380
          FRANCE                            USA
          Fax: +33.3.80.44.72.70            Fax: +1.713.363.8796

                                  ARTICLE 22

                                 SEVERABILITY
                                 ------------

          Should any part of this Supply Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such invalid or unenforceable part or provision in a commercially reasonable, valid and enforceable manner, and the remainder of this Supply Agreement shall remain binding upon the parties hereto.


                                  ARTICLE 23

                                 COUNTERPARTS
                                  ------------

          This Agreement has been executed in two counterparts, each of which is deemed an original and all of which together constitute one and the same agreement.


                                  ARTICLE 24

                                BINDING EFFECT
                                --------------

          Subject to the provisions of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, successors and assigns.


                                  ARTICLE 25

                              GENERAL PROVISIONS
                              ------------------

          25.1 Failure by either party to respond to any proposal or statement made by the other party shall not be deemed to be consent thereto nor operate so as to modify the nature, effects or extent of any obligation under this Agreement.

          25.2 Failure by either party to exercise or enforce any right conferred to it by this Agreement shall not be considered a waiver nor operate so as to preclude the exercise or enforcement thereof at any subsequent time or on any subsequent occasion.

          25.3 This document is not an offer and shall not constitute a contract unless signed by both parties.

          25.4 Unless the context otherwise requires, the words in singular shall be deemed to include the plural and vice-versa.

          25.5 Title headings have been inserted for convenience only and shall not be used in interpreting this Agreement.


MADE IN DUPLICATE


ZONAGEN INC.                        PLASTO S.A. (SYNKEM DIVISION)
------------                        -----------------------------

Date:________________________  Date:__________________________________

Signature:___________________  Signature:_____________________________

Name:________________________  Name:__________________________________

Position:____________________  Position:______________________________